THE TERM SHEET FOR FINANCING OF CHINA VOIP & DIGITAL TELECOM INC.

This term sheet will set out the terms of a proposed financing of China VoIP & Digital Telecom Inc. (the “Company”). Downshire Capital Inc. (www.downshirecapital.com) (“Downshire”) will provide $3,000,000 of capital on the terms provided herein:

1.

Downshire or its assigned parties will subscribe 3.2 million common stock of the Company for US$3,000,000 subject to its satisfactory due diligence result. Downshire or its assigned parties shall complete the due diligence and send the company a written confirmation letter of the result of that before 17:00 PM  of July 17, 2007 (Beijing Time).

2.

The financing of $3 million USD will be close no later than by August 15, 2007.

3.

The 1.2 million restricted 144 shares of the 3,200,000 shares of the Company need to be issued to Downshire or its assigned parties before July 19, 2007 as a security of the commitment of the term sheet and due diligence. If the financing of US$3 million are not received by the Company by August 15, 2007 in whatever reasons, the 1.2 million shares need to be returned to the Company and cancelled accordingly.  Mortgage, sale or any other disposition of the 1.2 million restricted 144 shares by the Downshire or its assigned parties are not allowed before the Company receiving financing.

4.

The remaining 2,000,000 shares of the 3,200,000 shares of the Company will be issued to Downshire after $3 million USD received by August 15, 2007.

5.

The Company shall be responsible for and cover the cost of the registration to SEC under SB-2 of aforementioned 3,200,000 shares.

6.

The following matters require the Downshire's prior approval, which shall be acted upon within 10 days:

(i) any material change of business;

(ii) the sale of business; and

(iii) any appointment of a new president.

7.

Assuming satisfactory completion of due diligence and timely acceptance of this Term Sheet, Downshire expects to execute the term sheet and fund upon the completion of the 1.2 million restricted 144 shares, but no later than July 19, 2007. The financing provided by Downshire is subject to the following:

(a)  Downshire will complete due diligence on all aspects of the Company before 17:00 PM of July 17, 2007 (Beijing Time), including references and background checks on senior management. During due diligence, the Company agrees to provide Downshire and its accountants, attorneys and other representatives complete access to the Company’s accountants, attorneys, facilities, employees, books, records, customers, backlog and vendors and such other individuals and information as needed;

(b)  The Company will provide to Downshire (i) audited financial statements for the years ended December 31, 2004, 2005 and 2006 and  (ii) unaudited fiscal 2007 year-to-date financial statements;

Downshire will be under no obligation to continue with its due diligence or to extend the financing contemplated herein, if at any time, the results of its due diligence are not satisfactory to Downshire for any reason in its sole discretion. In such event, Downshire will immediately notify the Company, in which case, the Term Sheet will no longer be binding.

8.

Termination: (a) Anything contained in this Term Sheet to the contrary notwithstanding, the financing of the Company may be terminated at any time prior to the Funding Date:

(1)

by the mutual written consent of the Company and Downshire;

(2)

by the Company and by Downshire in the event of any material breach of Clause 3 and Clause 4.

9.

The above mentioned terms are binding. However, the financing will be dependent upon numerous conditions including completion of satisfactory due diligence and market conditions.

10.

The Company will keep confidential the existence and terms of this Term Sheet.  However, after issuance of 1.2 million shares, the Company will file 8-K with SEC to disclose the Term Sheet.

11.

This Term Sheet shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into.

Agreed and Accepted:

Please return a PDF copy to:

Daniel F. Ryan

Managing Partner
Downshire Capital Inc.
1980 Sherbrooke St West, , Suite 1110
Montreal, Quebec. H3B 1B8
Office: (514) 315-3669 ext. 201
Mobile : (514) 583-0350

dan@downshirecapital.com

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